Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178896) of Mindray Medical International Limited of our report dated April 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

/s/ PricewaterhouseCoopers

Hong Kong

April 28, 2014